UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2011

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective May 13, 2013, Dominic Bassani has become the Company’s Interim CEO.  Mr. Bassani has served the Company in various executive capacities since 2000.  Mr. Bassani and the Company have agreed to negotiate, during the next three months, an extension/amendment of the existing agreement with Bright Capital, Ltd. pursuant to which Mr. Bassani currently serves the Company.

Effective May 13, 2011, William O’Neill has resigned from his positions as Director and CEO of the Company.  As the result of Mr. O’Neil’s resignation, his employment agreement has been terminated and, pursuant to its terms, 679,688 options granted to Mr. O’Neill have been cancelled and 70,312 options remain outstanding and vested. Mr. O’Neill will assist the Company on an ‘as needed’ basis to insure a smooth transition.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

10.01	Resignation of William O’Neill (effective May 13, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bion Environmental Technologies, Inc.

Date:  May 13, 2011

By: /s/ Mark A. Smith

       Mark A. Smith, President